EXHIBIT 99.1

Aly Energy Services, Inc. (OTCQB: ALYE) Sally Wallick, CFA 404-806-1398 swallick@renmarkfinancial.com

Introduction

Aly Energy Services, Inc. (“Aly Energy” or the “Company”) provides oilfield services to leading oil and gas exploration and production (“E&P”) companies operating in major basins in the United States (“U.S.”). The Company provides its customers with surface rental and solids control equipment at specified day rates and also provides the associated rig-up/rig-down and transportation services.

Highlights

•	Proven management team. Aly Energy’s management team, which is led by the Company’s founder, Munawar “Micki” Hidayatallah, has extensive experience in the oilfield services industry. Prior to founding Aly Energy in 2012, Mr. Hidayatallah founded Allis-Chalmers Energy Inc. (“Allis-Chalmers”), an oilfield services and equipment company. Under his leadership, Allis-Chalmers’ revenue grew from approximately $48 million to nearly $660 million from 2004 to 2010 and its market capitalization increased almost eight times to $565 million during the same period. Archer Ltd. acquired Allis-Chalmers in February 2011 for $1.1 billion.

•	Strong, growing EBITDA. Aly Energy’s Adjusted EBITDA[1] was $4.6 million in 2018, or nearly 27% of revenue. The Company’s Adjusted EBITDA[1] has been positive in five of the past six calendar years, despite an extremely challenging operating environment in 2015 and 2016. Cumulative Adjusted EBITDA[1] during this six-year period totaled nearly $32 million.

•	Well-positioned for revenue growth and margin expansion. Aly Energy’s management projects 2019 revenue and Adjusted EBITDA[1] growth of approximately 10% and 20%, respectively, as a result of strategies to reduce reliance on high-cost third-party vendors and to substantially increase utilization of the Company’s solids control equipment.

•	Long-standing relationships with leading E&P companies. Aly Energy’s customers include many of the largest independent oil and gas E&P companies operating in the major U.S. basins. It has been growing its business with existing customers and adding new ones: during 2018, the Company serviced 49 customers up from approximately 40 customers in 2017.

•	Significant presence in the most active drilling areas of the U.S. Aly Energy operates primarily in Texas, Oklahoma, and New Mexico and has a very strong footprint in the Permian Basin, one of the largest and most prolific plays in the U.S.

•	Expansion opportunities in other oilfield services sectors. Long-term, Aly Energy aims to expand into other oilfield services sectors through organic expansion and/or acquisitions. Mr. Hidayatallah has extensive experience in making successful acquisitions, both before and after founding Aly Energy.

•	Strong financial position. A successful recapitalization completed in 2017 strengthened Aly Energy’s financial position by substantially reducing debt and eliminating redeemable preferred stock. As of March 31, 2019, total debt was $6.6 million or only 26% of equity. All the debt is with a supportive related-party lender. As a result, the Company benefits from a credit facility with no financial covenants and has significant flexibility to modify its credit facility, if, and when, needed.

•	Substantial insider ownership. In aggregate, directors and officers owned nearly 26% of the outstanding shares on a fully diluted basis on March 31, 2019.

June 2019

Page 1

Company History

Mr. Hidayatallah founded Aly Energy in July 2012 with the strategic objective of creating a diversified oilfield services company that would serve leading oil and gas E&P companies operating in major U.S. basins. From 2012 through 2014, the business grew through strategic acquisitions and organic growth. These acquisitions have been fully integrated and today the Company operates as a single provider that offers its customers a comprehensive solution for managing their drilling fluids.

In September 2016, certain of Aly Energy’s principal stockholders formed Permian Pelican, Inc. (“PPI”), formerly Permian Pelican LLC, to restructure the Company’s financial liabilities. As a result of this recapitalization, PPI became the Company’s lender and became a controlling stockholder of Aly Energy through its ownership of 100% of the then-outstanding Series A convertible preferred stock.

On June 30, 2018, PPI assigned and transferred its rights under the credit agreement with Aly Energy to an affiliated entity, Permian Pelican Financial, LLC (“PPF”). Because PPF and Aly Energy are under common control, PPF is also a related party. All the debt outstanding as of March 31, 2019 is due to PPF.

On January 28, 2019, PPI merged with Aly Energy. In consideration of the merger, PPI shareholders received approximately 2.9 million new common shares of Aly Energy and all the shares of the Series A convertible preferred stock previously held by PPI were canceled. The new common shares were issued directly to PPI’s individual shareholders and, as a result, effective January 28, 2019, Aly Energy no longer had a controlling stockholder.

Company Description

Aly Energy offers customer-focused solutions to E&P companies for the management of drilling fluids and cuttings. Generally, the Company’s services fall within two broad categories: surface rental and solids control.

The Company’s equipment and services are primarily designed to safely contain, condition, and clean drilling fluid (mud) utilized in the drilling process. Drilling fluid is contained in the Company’s closed-loop systems preventing spills and contamination. Once drilling operations on a well are complete, mud is moved to the next drilling location and the process repeats.

Table 1
Aly Energy Services, Inc.
Types of Equipment

Solids Control Equipment	Surface Rental Equipment
SS1000 Centrifuge (343 Gal / Min)	400-Barrel Mud Circulating Systems
SS2000 Centrifuge (660 Gal / Min)	500-Barrel Mud Circulating Systems
Orbital Drying Shaker	Containment (berms & plastic linings)
Vertical Cuttings Dryer	Mud Pumps
Waste Removal Unit (1,000 gallon	Mud Gas Separators (Gas Busters)
capacity)	Transfer Pumps and 3” Polyurethane
E Z Load Hydra Lift	Pipe
Mud Mixing Plants
Universal Drive Overs for Mud or
Flare Lines
Flare Lines, Stacks and Igniters

June 2019

Page 2

Company Description (Cont.)

Aly Energy’s revenue streams include revenue derived from:

•	the rental of equipment and on-site operators of such equipment,

•	transportation services for hauling the Company’s equipment to and from the customer site,

•	the rig-up/rig-down of the Company’s equipment at the customer site, and

•	other services, including the sale of consumable items, such as screens, chemicals, etc.

Fluctuations in the contribution of rig-up/rig-down and transportation services to total revenue are driven primarily by the timing of and frequency with which customers move their rigs from pad to pad, the number of wells on each pad and the time required to drill each well. The contribution of each revenue stream to total revenue is shown in Table 2.

Table 2
Aly Energy Services, Inc.
Revenue Breakdown Data
(in thousands)

	12 Mo. Ended Dec. 31,			3 Mo. Ended Mar. 31,
	2017	2018	% Chg.	2018	2019	% Chg.
Rental services	$10,385	$12,174	17.2%	$3,005	$2,573	-14.4%
Transportation services	$2,133	$2,643	23.9%	$691	$737	6.7%
Rig-up/rig-down services	$1,861	$2,355	26.5%	$626	$585	-6.5%
Other	$194	$158	-18.6%	$14	$24	71.4%
Total	$14,573	$17,330	18.9%	$4,336	$3,919	-9.6%

Revenue breakdown:
Rental services	71.3%	70.2%		69.3%	65.7%
Transportation services	14.6%	15.3%		15.9%	18.8%
Rig-up/rig-down services	12.8%	13.6%		14.4%	14.9%
Other	1.3%	0.9%		0.3%	0.6%
Total	100.0%	100.0%		100.0%	100.0%

June 2019

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Aly Energy operates in the U.S., primarily in Texas, Oklahoma, and New Mexico.

The Company has a very strong footprint in the Permian Basin, one of the largest and most prolific plays in the U.S., and also provides services in the mid-Continent region and Eagle Ford shale. As of May 31, 2019, more than half of the rigs in operation in the U.S. were in these areas.

Table 3
Aly Energy Services, Inc.
Major U.S. Market Rig Count Data
As of May 31, 2019

Permian Basin	452
Eagle Ford	75
Total	527

Total U.S. rig count	984

Aly Energy major market rig count to total rig count	53.6%

Source: Baker Hughes, a GE Company

June 2019

Page 4

Customers

Aly Energy’s customers include many of the largest independent oil and gas E&P companies operating in the major U.S. basins. During 2018, the Company serviced 49 customers up from approximately 40 customers in 2017. Customers include leading E&P companies such as EOG Resources, Inc., Pioneer Natural Resources, XTO Energy Inc., Sanchez Energy Corporation and Devon Energy Corporation. The Company’s significant customers (four customers that individually generated more than 10% of revenue) collectively represented approximately 62.5% of 2018 revenue.

Management and Board of Directors

Aly Energy has a proven management team with extensive experience in the oilfield equipment and services industry. It is led by Mr. Hidayatallah, who founded the Company in July 2012 and has served as Executive Chairman since inception and as Chief Executive Officer (“CEO”) since May 2018. Previously, he served as CEO from inception until May 2017.

Prior to founding Aly Energy, Mr. Hidayatallah founded and served as Chairman of the Board and CEO of Allis-Chalmers from 2001 to 2011. Under his leadership, Allis-Chalmers, which provided services and equipment to oil and natural gas E&P companies operating in the U.S. and internationally, grew organically and through acquisitions. From 2004 to 2010, the company’s revenue increased nearly 14 times (from $47.7 million to $659.7 million) and market capitalization increased nearly eight times (from $72.2 million to $565.4 million). In February 2011, Archer Ltd. acquired Allis-Chalmers for $1.1 billion.

Before founding Allis-Chalmers, Mr. Hidayatallah was Executive Vice President of Corporate Development and Chief Financial Officer (“CFO”) at IRI International Corp., an oilfield equipment manufacturer and distributor. As CFO, he oversaw the Company’s initial public offering and listing on the New York Stock Exchange. He is a qualified chartered accountant.

Greg Price has served as President and Chief Operating Officer of Aly Energy since December 2016 and as a Director since January 2018. Prior to that, he was Special Advisor to the CEO from April 2016 to December 2016 and served in various positions at Allis-Chalmers, including President of Tubular Services, LLC, President of Directional Drilling Services, and President of the Rental Tubular Division.

Alya Hidayatallah has been CFO of Aly Energy since January 2013. From 2005 to 2012, she served as Director of Planning and Budgeting at Allis-Chalmers and, before that, was a Financial Analyst and Senior Financial Analyst in the Financial Restructuring Group of the investment bank Houlihan Lokey Howard & Zukin.

June 2019

Page 5

Management and Board of Directors (cont.)

The table below sets forth information about Aly Energy’s seven-member Board of Directors. The Board includes five independent directors.

Table 4
Aly Energy Services, Inc.
Board of Directors
Name	Age	Position	On Board Since:

Munawar H. Hidayatallah	74	Chairman & Chief Executive Officer	7/12
Greg Price	67	President, Chief Operating Officer & Director	1/18
James Hennessy	69	Director, Chairman of the Audit Committee	1/18
Kouros Sariri	63	Director	10/12
Saeed M. Sheikh	82	Director	10/12
Timothy J. Pirie	52	Director, Member of the Audit Committee	3/15
Zane Tankel	79	Director	10/12

June 2019

Page 6

Growth Strategies

Aly Energy’s long-term strategic objective is to create a multi-basin, diversified services company that is balanced between drilling, completion and production. The Company is pursuing a number of strategies aimed at growing revenues and EBITDA and expanding margins, including:

•	Reducing reliance on third-party vendors,

•	Increasing utilization of the Company’s solids control equipment,

•	Expanding and diversifying the customer base, and

•	Establishing a foothold in other oilfield services sectors.

Reducing Reliance on Third-Party Vendors. Demand for the Company’s services, and specifically demand for the Company’s surface rental equipment, has increased significantly since the end of 2016. Because Aly Energy’s surface rental equipment fleet is fully utilized, it sub-rents equipment from third-party vendors in order to meet increased demand from its customers. Effective January 1, 2018, and then again on January 1, 2019, the Company’s third-party vendors increased the day rates they charged to Aly Energy. The Company responded quickly by initiating an extensive capital expenditure program to invest in new equipment which could replace equipment sub-rented from third-party vendors thereby mitigating increases in third-party rates and reducing the Company’s reliance on third-party vendors.

Beginning in the second quarter of 2019, the Company will capture the full benefit of cost savings from the return of sub-rented pumps, open top tanks, and forklifts which have been replaced by equipment purchased or fabricated in 2018. The aggregate savings are projected to be approximately $1.0 million annually (calculated using the vendor day rates in effect in 2018). The 2019 capital expenditure program focuses primarily on the purchase of 50 tanks. If these tanks replace sub-rented tanks, the annualized cost savings (calculated using the vendor day rates in effect in 2019) would be over $500,000. However, due to strong demand, the new tanks are being deployed on incremental jobs as soon as they are ready to go into service. The Company believes that the financial impact of the new equipment being used on incremental jobs (increased revenue partially offset by related job costs) will be much greater than the financial impact associated with a reduction in sub-rental expense resulting from the return of sub-rented tanks.

During the remainder of 2019, Aly Energy will continue its focus on investing in additional equipment (e.g., pumps, open top tanks, etc.), which, if not needed to satisfy incremental demand, will replace sub-rented equipment resulting in additional cost savings and reduced reliance on third-party vendors. While the Company’s goal is to reduce its reliance on third-party vendors, management expects to continue to utilize these vendors as a resource to some degree, since it provides greater operational flexibility by allowing the Company to quickly respond to changes in demand, both positive and negative.

Increasing Utilization of the Company’s Solids Control Equipment. Aly Energy owns 47 centrifuges of which only 12-14 are currently generating revenue. As a result, there is a significant opportunity to generate incremental rental revenue by increasing the utilization of this equipment. In order to take advantage of this opportunity, the Company recently added two sales representatives.

Management believes that Aly Energy is well-positioned to win incremental solids control business because of the high quality of its equipment and services. The Company partners exclusively with a leading centrifuge manufacturer in North America and offers top-tier centrifuges and auxiliary equipment to meet the unique requirements of each job. Management believes that the modular design of the Company’s centrifuges provides a competitive advantage.

Aly Energy offers both stand-alone solids control equipment and manned services. Manned services include an additional day rate charged for operators who are on-site 24 hours a day. Manned operations typically include a full package of two centrifuges, shakers, vertical cuttings dryers, waste removal units, and/or various tanks. As such, jobs which require manned services typically generate higher revenue per day than jobs which require a stand-alone piece of equipment.

Expanding and Diversifying the Customer Base. Aly Energy’s customers are independent oil and gas E&P companies operating in the major U.S. basins. The Company significantly increased its customer base in 2018 when it serviced 49 customers up from approximately 40 customers in 2017. Management believes that it has added customers, as well as increased its business with existing customers, by growing its operations organically, pursuing new opportunities to diversify its product offerings, and providing excellent service.

Aly Energy becomes a preferred and trusted partner with each of its customers. The Company’s focus on drilling productivity, elimination of downtime, optimization of drilling space, and reduction in overall operating costs enhances the productivity of its customers. The Company provides a complete solution of differentiated products with superior capabilities from rig-up to rig-down.

June 2019

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Growth Strategies (Cont.)

Establishing a Foothold in Other Oilfield Services Sectors. In the future, Aly Energy aims to expand into other oilfield services sectors through organic expansion and/or acquisitions. Today, management’s focus is largely on the Company’s organic growth opportunities within its existing product lines and geographic markets.

Regarding acquisitions, Mr. Hidayatallah, Aly Energy’s CEO, has extensive experience in making successful acquisitions, both at Allis-Chalmers and at Aly Energy. As CEO of Allis-Chalmers, he oversaw rapid revenue growth (from approximately $48 million in 2004 to nearly $660 million in 2010) driven in part by successful acquisitions.

While, at present, Aly Energy does not budget for acquisitions in the normal course of business, the Company does, at times, engage in discussions related to potential acquisitions. In considering possible acquisitions, Aly Energy favors companies that:

•	Provide oilfield products or services that are similar to or complementary to Aly Energy’s current products and services,

•	Are not capital intensive,

•	Have a proven track record in high-growth oilfield services markets,

•	Are established operators with at least five years of operating history, and/or

•	Operate in the same geographic markets as Aly Energy or in complementary geographic markets.

Another consideration with regard to any acquisition is Aly Energy’s focus on maintaining moderate financial leverage.

Oilfield Market Trends

Demand for Aly Energy’s products and services is driven by its customers’ oilfield drilling activity onshore in the U.S., which is strongly influenced by current and expected oil prices. Beginning in the fourth quarter of 2014, because of depressed commodity prices, there was a substantial decrease in the U.S. land-drilling rig count, which, in turn, triggered a massive decline in demand for oilfield services that continued through the first half of 2016.

By January 31, 2017, Aly Energy had successfully navigated through the industry downturn by implementing an operational restructuring and had significantly deleveraged the business by successfully completing a capital restructuring transaction. From 2016 throughout most of 2018, oil prices increased and this improvement resulted in an increase in the rig count from a low of approximately 375 rigs in May 2016 to a high of approximately 1,060 rigs in November 2018 and sharply higher onshore drilling and completion activity.

Chart 1

U.S. rig count

Source:  Baker Hughes, a GE Company

June 2019

Page 8

Recent Financial Results

The industry downturn that began in late 2014 negatively impacted Aly Energy’s financial results in both 2015 and 2016, with revenue declining from a peak of $47.3 million in 2014 to just $11.0 million in 2016 as shown in Table 5. In response to sharply lower demand, the Company implemented aggressive cost cutting measures that included consolidating support functions, closing some facilities, ceasing operations in the northeast, modifying insurance policies, minimizing maintenance and repair activities, lowering third-party costs, cutting capital expenditures, and reducing headcount and wage rates.

The success of this operational restructuring can be seen in Aly Energy’s Adjusted EBITDA1 results. Despite the collapse in revenue in 2015 and 2016, the Company generated positive Adjusted EBITDA1 of almost $2.5 million in 2015 and only a modest Adjusted EBITDA1 loss in 2016. The Company’s Adjusted EBITDA1 has been positive in five of the past six calendar years, with cumulative Adjusted EBITDA1 in this period totaling nearly $32 million.

Table 5
Aly Energy Services, Inc.
Historical Revenue and EBITDA Data
(figures in thousands)

	12 Months Ended December 31,
	2013*	2014*	2015	2016	2017	2018
Revenues	$30,700	$47,300	$25,484	$11,002	$14,573	$17,330
Adjusted EBITDA[1]	$9,900	$13,000	$2,485	$(519)	$2,463	$4,631
Cumulative Adjusted EBITDA[1]						$31,960

*Pro forma

During 2018, the operating environment in the oilfield services sector improved significantly and so did Aly Energy’s operating performance. Double-digit increases in the average price of oil and in the rig count resulted in incremental demand for surface rental equipment and solids control services, higher prices, and increases in Aly Energy’s revenue, Adjusted EBITDA1, and operating margin. During the year, surface rental activity was relatively flat, but incremental demand for and a tight supply of equipment in the marketplace enabled Aly Energy to raise prices substantially. At the same time, the Company maintained a lean cost structure with a focus on maximizing labor productivity and lowering third-party expense by replacing sub-rented equipment with newly purchased or fabricated equipment.

Highlights of Aly Energy’s 2018 financial performance include:

•	Revenue growth of nearly 19% year-over-year,

•	Price increases of over 15% and 35% year-over-year on tanks and pumps, respectively (Aly Energy’s leading surface rental products) and price increases in a similar range on rig-up/rig-down and hauling services,

•	A 2.6% decline in operating expenses to $9.7 million or 55.8% of revenue from $9.9 million or 68.1% of revenue in 2017,

•	Operating income of approximately $745,000 compared with an operating loss of $1.9 million in 2017,

•	Diluted earnings per share of $0.08 versus a loss per share of $0.61 in 2017, and

•	An 88% increase in Adjusted EBITDA[1] to $4.6 million.

June 2019

Page 9

Table 6
Aly Energy Services, Inc.
2017 and 2018 Financial Highlights
(figures in thousands expect per share data)

	12 Months Ended Dec. 31,		%
	2017	2018	Chg.
	(restated)[2]

Revenue	$14,573	$17,330	18.9%
Operating expenses	$9,927	$9,672	-2.6%
Total expenses	$16,478	$16,585	0.6%
Income (loss) from operations	$(1,905)	$745	NM
Net income (loss)	$(338)	$343	NM
Preferred stock Dividends	$63	$-	NM
Net income (loss) avail. to common stockholders	$(401)	$343	NM

Diluted earnings (loss) per share information:
Net income (loss) avail. to common stockholders	$(0.61)	$0.08	NM
Weighted average shares - diluted	661	4,414	568.1%

Adjusted EBITDA[1]	$2,463	$4,631	88.0%

Percent of revenue:
Operating expenses	68.1%	55.8%
Total expenses	113.1%	95.7%
Income (loss) from operations	NA	4.3%
Net income (loss)	NA	2.0%
Net income (loss) avail. to common stockholders	NA	2.0%
Adjusted EBITDA	16.9%	26.7%

2019 Trends to Date

Oil prices declined sharply during the fourth quarter of 2018. Although they rebounded somewhat during the first five months of 2019, the rig count declined from approximately 1,050 rigs in early January 2019 to approximately 984 rigs at the end of May. Despite the decline in the overall rig count thus far in 2019, during the first five months of the year, Aly Energy serviced more rigs for its largest existing surface rental customers and management anticipates that demand from these customers will continue to increase.

First Quarter Results

During the three months ended March 31, 2019, Aly Energy’s operating results weakened slightly year-over-year primarily due to less activity in the Company’s solids control product line. While aggregate variable costs declined along with activity, fixed costs were flat and, therefore, increased as a percentage of a smaller revenue base. Other quarterly highlights include:

•	A 10% revenue decline year-over-year to $3.9 million largely driven by a decline of more than 30% in revenue from solids control products and services. Solids control lost revenue from a significant customer that laid down rigs beginning in the fourth quarter of 2018. Most of the revenue loss had been recovered with a new customer as of April 2019.

•	Price increases of more than 20% year-over-year on surface rental tanks and relatively flat pricing on most other products. Increased pricing on tanks was not sufficient to offset the overall decline in activity when comparing the two periods.

•	Slightly lower operating expenses year-over-year of $2.3 million, or 59.9% of revenue, compared with $2.6 million, or 60.2% of revenue for the three months ended March 31, 2018. Payroll and related costs declined significantly with the decrease in activity. Sub-rental expense increased due primarily to more than 60% increases in vendor day rates on surface rental equipment, partly offset by a reduction in the number of sub-rented pumps and open top tanks.

•	A modest operating loss of $56,000 compared with an operating profit of $121,000 in the first quarter of 2018.

•	A net loss of $162,000, or $0.06 per diluted share, compared with a profit of $8,000 or $0.00 per share a year earlier.

•	Adjusted EBITDA[1] of $829,000 down from $1.0 million in the prior year quarter.

June 2019

Page 10

Table 7
Aly Energy Services, Inc.
First Quarter 2018 and 2019 Financial Highlights
(figures in thousands expect per share data)

	3 Months Ended Mar. 31,		%
	2018	2019	Chg.
	(restated)[2]

Revenue	$4,336	$3,919	NM
Operating expenses	$2,610	$2,348	-10.0%
Total expenses	$4,215	$3,975	-5.7%
Income (loss) from operations	$121	$(56)	NM
Net income (loss)	$8	$(162)	NM

Diluted EPS (LPS) avail. to common stockholders	$0.00	$(0.06)	NM
Weighted average shares - diluted	4,415	2,926	-33.7%

Adjusted EBITDA[1]	$1,037	$829	-20.1%

Percent of revenue:
Operating expenses	60.2%	59.9%
Total expenses	97.2%	101.4%
Income (loss) from operations	2.8%	NA
Net income (loss)	0.2%	NA
Adjusted EBITDA	23.9%	21.2%

2019 Fleet Additions

All incremental equipment purchased as part of the 2018 capital expenditures plan was in service by the end of the first quarter of 2019 and replaced similar equipment that was previously sub-rented. Aly Energy expects to recognize the full benefit of these cost savings in the second quarter of 2019.

Although all surface rental equipment currently owned by Aly Energy is fully utilized, management is reluctant to increase dependence on third-party vendors and anticipates being able to satisfy new demand with purchases under its 2019 capital expenditure plan. Through the first four months of 2019, the Company placed 25 new tanks in service and it expects to place another 25 tanks in service during the second quarter.

Permian Pelican Rentals, LLC (“PPR”), a related party, has committed to purchasing an additional 40 tanks, which it will sub-rent to Aly Energy at day rates that are more favorable than those of the Company’s existing vendors. PPR has guaranteed the availability of the tanks for Aly Energy’s use at fixed rates for several years.

To the extent that newly purchased tanks and/or the tanks sub-rented from PPR are not used to satisfy new customer demand, they will be used to replace equipment which is currently sub-rented from third-party vendors.

Overall 2019 Outlook

Looking forward, Aly Energy’s management is optimistic about the outlook for the balance of 2019 when it expects the capital expenditure plan to boost margins and profitability and it expects increased utilization of its solids control equipment.

Management anticipates significant margin improvement beginning in the second quarter resulting from a combination of increased activity using less costly equipment and decreased costs as sub-rented equipment is returned. Once all the incremental equipment purchased in 2018 is in service, beginning in the second quarter of 2019, management projects that the aggregate annual cost savings will be approximately $1.0 million (calculated using the vendor day rates in effect in 2018). It projects that the positive impact on net income of the incremental tanks and pumps purchased or fabricated during the final three quarters of 2019 will be to save approximately $900,000 per year in sub-rental expense and much more if the equipment is used on new jobs instead of to replace sub-rented equipment.

Management expects more aggressive marketing of the Company’s solids control equipment combined with growing demand will result in increased utilization of this equipment and higher revenue during the balance of the year. As discussed previously, only 12-14 of Aly Energy’s 47 centrifuges are currently in use so there is significant untapped revenue potential from this equipment. Margins from increased rental of solids control equipment should be high, since there will be little incremental cost related to putting this equipment to work.

Taking these factors into account, Aly Energy projects revenue growth of 10% in 2019 and Adjusted EBITDA1 growth of 20%.

June 2019

Page 11

Financial Position

Highlights of Aly Energy’s financial position as of March 31, 2019, include cash and equivalents of approximately $645,000, debt of approximately $6.6 million and shareholders’ equity of approximately $25.4 million.

Table 8
Aly Energy Services, Inc.
Consolidated Balance Sheets
(figures in thousands)

	As of:
	12/31/17	12/31/18	3/31/19
	(restated)[2]
Assets
Current Assets
Cash	$203	$1,615	$645
Restricted cash	$30	$30	$30
Receivables, net	$3,883	$2,910	$3,302
Prepaid exp. & other current assets	$390	$621	$502
Current Assets	$4,506	$5,176	$4,479
Property & equipment, net	$25,622	$25,808	$26,517
Intangible assets, net	$4,099	$3,349	$3,162
Other assets	$9	$13	$456
Total Assets	$34,236	$34,346	$34,614

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable & accrued expenses	$2,771	$2,602	$2,453
Accrued interest & other - related party	$26	$31	$33
Current portion of long-term debt	$3	$-	$-
Current portion of long-term debt - related party	$-	$1,000	$1,000
Total Current Liabilities	$2,800	$3,633	$3,486
Long-term debt, related party, net	$6,352	$5,185	$5,610
Other long-term liabilities	$412	$13	$159
Total Liabilities	$9,564	$8,831	$9,255
Stockholders' Equity	$24,672	$25,515	$25,359
Total Liabilities &Stockh. Equity	$34,236	$34,346	$34,614

Working Capital	$1,706	$1,543	$993
Current Ratio	1.6	1.4	1.3
Total Debt	$6,355	$6,185	$6,610
Total Debt /Equity	25.8%	24.2%	26.1%

All of Aly Energy’s debt as of March 31, 2019, is under a credit agreement with PPF, a related party. Annual principal payments on the borrowings are approximately $1 million, and interest is paid monthly based on the six-month LIBOR rate on the last day of the calendar month plus 3.0%. The facility matures June 30, 2021.

Borrowings under the credit facility are guaranteed by all the Company’s subsidiaries and secured by substantially all of its assets. The credit facility has no financial covenants but includes restrictions on incurring additional indebtedness, paying dividends or making other distributions, granting liens and selling assets.

Because Aly Energy’s credit facility is with a supportive related party lender, the Company has significant flexibility to modify it, if, and when, needed.

June 2019

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Table 9
Aly Energy Services, Inc.
Total Debt*
As of March 31, 2019
(figures in thousands)

Term Loan
Current	$1,000
Long-term	$3,935
Revolving Credit Facility
Long-term	$1,675
Total Debt	$6,610

*All related party debt with PPF

Share Ownership by Officers and Directors

As detailed in Table 9, as of March 31, 2019, Aly Energy’s officers and directors beneficially owned approximately 26% of the Company’s outstanding shares on a fully diluted basis.

Table 10
Aly Energy Services, Inc.
Share Ownership
As of March 31, 2019

	No. of Shares
	Beneficially	% of
Common Stock	Owned	Class
Munawar H. Hidayatallah	566,826	12.9%
Shauvik Kundagrami*	531,198	12.0%
Laily Shirazi*	484,823	11.0%
Greg Price	175,612	4.0%
Alya Hidayatallah	173,468	3.9%
Zane Tankel	131,249	3.0%
Kouros Sariri	47,024	1.1%
Saeed M. Sheikh	44,926	1.0%
Timothy J. Pirie	500	0.0%
James Hennessy	0	0.0%
All officers & directors	1,139,605	25.8%

*Not officer or director

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Supplementary Information

1Non-GAAP Measures

EBITDA and Adjusted EBITDA are financial metrics used by Aly Energy as (i) supplemental internal measures for planning and forecasting and for evaluating actual results against such expectations: (ii) significant criteria for incentive compensation paid to executive officers and management; (iii) reference points to compare to the EBITDA and Adjusted EBITDA of other companies when evaluating potential acquisitions; and, (iv) assessments of Aly Energy’s ability to service existing fixed charges and incur additional indebtedness.

Aly Energy discloses and discusses EBITDA as a non-GAAP financial measure in the Company’s filings with the Securities and Exchange Commission. The Company defines EBITDA as earnings (net income) before interest, income taxes, depreciation and amortization. Its measure of EBITDA may not be comparable to similarly titled measures presented by other companies, which may limit its usefulness as a comparative measure. Aly Energy also makes certain adjustments to EBITDA for (i) non-cash charges and (ii) certain expenses, such as severance, legal settlement, and professional fees and other expenses related to transactions outside the ordinary course of business, to derive a normalized EBITDA run-rate (“Adjusted EBITDA”), which the Company believes is a useful measure of operating results and the underlying cash generating capability of its business.

Because EBITDA and Adjusted EBITDA are not measures of financial performance calculated in accordance with GAAP, these metrics should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA are widely used by investors and other users of Aly Energy’s financial statements as supplemental financial measures that, when viewed with its GAAP results and the accompanying reconciliation, the Company believes provide additional information that is useful to gain an understanding of its ability to service debt, pay income taxes and fund growth and maintenance capital expenditures. The Company also believes the disclosure of EBITDA and Adjusted EBITDA helps investors meaningfully evaluate and compare its cash flow generating capacity and performance from quarter-to-quarter and year-to-year.

Set forth below are the material limitations associated with using EBITDA and Adjusted EBITDA as non-GAAP financial measures compared to cash flows provide by and used in operating, investing and financing activities:

•	EBITDA and Adjusted EBITDA do not reflect growth and maintenance capital expenditures,

•	EBITDA and Adjusted EBITDA do not reflect the interest, principal payments and other financing-related charges necessary to service the Company’s debt,

•	EBITDA and Adjusted EBITDA do not reflect the payment of income taxes, and

•	EBITDA and Adjusted EBITDA do not reflect changes in the Company’s net working capital position.

Aly Energy compensates for the above described limitations in using EBITDA and Adjusted EBITDA as non-GAAP financial measures by only using EBITDA and Adjusted EBITDA to supplement its GAAP results.

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Table 11
Aly Energy Services, Inc.
EBITDA and Adjusted EBITDA
(figures in thousands)

	12 Months Ended Dec. 31,		3 Mo. Ended Mar. 31,
	2017	2018	2018	2019
	(restated)[2]		(restated)[2]
Components of EBITDA:
Net income (loss)	$(338)	$343	$8	$(162)
Non-GAAP adjustments:
Depreciation & amortization	$3,614	$3,406	$870	$846
Interest expense - related party, net	$418	$366	$86	$91
Interest expense, net	$24	$21	$6	$5
Debt modification fee - related party	$320	$-	$-	$-
Income tax expense (benefit)	$59	$15	$21	$10
EBITDA	$4,097	$4,151	$991	$790
Adjustments to EBITDA:
Settlements & other losses, incl. severance	$(141)	$408	$24	$-
Loss on disposal of assets	$58	$13	$-	$-
Transaction costs	$-	$93	$-	$-
Bad debt expense	$74	$(34)	$22	$39
Stock-based compensation	$625	$-	$-	$-
Exp. in connection w/lender negotiations & Recap.	$138	$-	$-	$-
Gain on extinguishment of debt & other liabilities	$(2,388)	$-	$-	$-
Adjusted EBITDA	$2,463	$4,631	$1,037	$829

2Restatement

Prior to the issuance of Aly Energy’s consolidated financial statements for the year ended December 31, 2018, the Company concluded that its previously issued consolidated financial statements for the years ended December 31, 2017 and 2016 and for the quarters ending March 31, 2018 and 2017, June 30, 2018 and 2017 and September 30, 2018 and 2017 should be restated due to accounting errors discovered in conjunction with certain remediation activities for our internal controls over financial reporting. Further information about the restatements is set forth in our most recent filings on Form 10-K and in the Company’s other SEC filings and publicly available documents.

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ALY ENERGY SERVICES, INC. 3 Riverway, Suite 920 Houston, TX 77056 Phone: 713-333-4000 www.alyenergy.com

Forward-Looking Statements

This report contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Aly Energy's business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.

Although forward-looking statements in this report reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Aly Energy operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Aly Energy undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

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